INDEPENDENT AUDITORS’ REPORT
To the shareholders
We have audited the accompanying consolidated financial statements of NuLoch Resources Inc., which comprise the consolidated balance sheets as at December 31, 2010 and 2009, the consolidated statements of operations and retained earnings (deficit), comprehensive income (loss) and accumulated other comprehensive loss and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and U.S. generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of NuLoch Resources Inc. as at December 31, 2010 and 2009, and its consolidated results of operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.
KPMG LLP
Chartered Accountants
Calgary, Canada
February 28, 2011
NuLoch Resources Inc.

NULOCH RESOURCES INC.
Consolidated Balance Sheets
As at December 31,
(Thousands)

	2010	2009

Assets

Current assets:
Cash and cash equivalents (note 3)	$9,673	$3,471
Accounts receivable	5,200	2,121
Prepaid expenses and other assets	507	401

	15,380	5,993

Property and equipment (note 5)	101,479	53,549
Future income taxes (note 8)	6,380	6,523

	$123,239	$66,065

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$17,452	$5,619

Asset retirement obligations (note 6)	1,357	1,246

Shareholders’ equity:
Share capital (note 9(a))	104,064	56,427
Contributed surplus (note 9(c))	2,699	1,026
Accumulated other comprehensive loss	(1,795)	(278)
(Deficit) retained earnings	(538)	2,025

	104,430	59,200

Commitments (note 12)
Subsequent event (note 15)

	$123,239	$66,065

See accompanying notes to the consolidated financial statements
Approved on behalf of the Board:

John R. (Jack) Perraton	Bruce A. Lawrence
DIRECTOR	DIRECTOR
NuLoch Resources Inc.

NULOCH RESOURCES INC.
Consolidated Statements of Operations and Retained Earnings (Deficit)
Years ended December 31, 2010 and 2009
(Thousands, except per share amounts)

	2010	2009

Revenue
Petroleum and natural gas	$19,383	$8,888
Royalties	(5,479)	(2,226)
Interest	35	2

	13,939	6,664

Expenses
Operating	4,269	2,342
General and administrative (note 5)	2,745	1,195
Share based compensation (note 5, 9(c))	1,030	238
Interest	160	156
Depletion and depreciation (note 5)	9,373	5,370
Asset retirement obligations accretion (note 6)	107	64

	17,684	9,365

Loss before income taxes and extraordinary item	(3,745)	(2,701)

Future income taxes reduction (note 8)	1,182	2,304

Net loss before extraordinary item	(2,563)	(397)

Extraordinary item (note 4)	—	2,281

Net (loss) earnings	(2,563)	1,884

Retained earnings, beginning of year	2,025	141

(Deficit) retained earnings, end of year	$(538)	$2,025

Amounts per share, basic and diluted (note 9(d))
Net loss before extraordinary item	$(0.03)	$(0.01)
Net (loss) earnings	$(0.03)	$0.04

See accompanying notes to the consolidated financial statements
NuLoch Resources Inc.

NULOCH RESOURCES INC.
Consolidated Statements of Comprehensive Income (Loss) and Accumulated Other Comprehensive Loss
Years ended December 31, 2010 and 2009
(Thousands)

	2010	2009

Net (loss) earnings	$(2,563)	$1,884

Other comprehensive loss
Unrealized loss on translation of United States functional currency subsidiary into Canadian dollars	(1,517)	(278)

Comprehensive (loss) income	$(4,080)	$1,606

Accumulated other comprehensive loss

Accumulated other comprehensive loss, beginning of year	$(278)	$—

Unrealized loss on translation of United States functional currency subsidiary into Canadian dollars	(1,517)	(278)

Accumulated other comprehensive loss, end of year	$(1,795)	$(278)

See accompanying notes to the consolidated financial statements
NuLoch Resources Inc.

NULOCH RESOURCES INC.
Consolidated Statements of Cash Flows
Years ended December 31, 2010 and 2009
(Thousands)

	2010	2009

Cash provided by (used in):

Operating:
Net (loss) earnings	$(2,563)	$1,884
Items not involving cash:
Depletion and depreciation	9,373	5,370
Asset retirement obligations accretion	107	64
Share based compensation	1,030	238
Future income taxes reduction	(1,182)	(2,304)
Extraordinary item	—	(2,281)
Asset retirement expenditures	(126)	(14)

	6,639	2,957
Change in non-cash operating working capital	(636)	(1,138)

	6,003	1,819

Financing:
Issue of share capital, net of issue costs	48,652	24,976
Decrease in bank loan	—	(5,550)
Change in non-cash financing working capital	9	—

	48,661	19,426

Investing:
Property and equipment	(54,661)	(4,891)
Business acquisition	—	(209)
Property acquisitions	(3,408)	(15,987)
Proceeds on disposal of property and equipment	150	—
Change in non-cash investing working capital	9,503	3,319

	(48,416)	(17,768)

Exchange loss on cash held in foreign currency	(46)	(6)

Increase in cash and cash equivalents	6,202	3,471

Cash and cash equivalents, beginning of year	3,471	—

Cash and cash equivalents, end of year	$9,673	$3,471

Supplemental disclosure
Cash interest paid	$99	$167
See accompanying notes to the consolidated financial statements
NuLoch Resources Inc.

NULOCH RESOURCES INC.
Notes to the Consolidated Financial Statements
Years ended December 31, 2010 and 2009
(Tabular amounts in thousands unless otherwise noted)
1. Nature of business
NuLoch Resources Inc. (the “Company”) is incorporated under the laws of the Province of Alberta. The Company’s activities are related to exploration for and development of petroleum and natural gas. The Company was incorporated on May 13, 2005 and commercial operations commenced on July 1, 2005. The Company’s activities were expanded through a wholly owned subsidiary NuLoch America Corp. (“NAC”) that is incorporated under the laws of the State of Delaware. NAC was incorporated on September 28, 2009 and commercial operations commenced on October 26, 2009.
2. Significant accounting policies
The financial statements of the Company have been prepared by management and in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”).
(a)	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and NAC, a wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

To the extent that the Company’s exploration, development and production activities are conducted jointly with others, these financial statements reflect only the Company’s proportionate interest in such activities.
(b)	Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument to another entity. Upon initial recognition, financial instruments are recorded on the balance sheet at fair value. Subsequent measurement is then based on the financial instruments being classified into one of five categories: held for trading, held to maturity, loans and receivables, available for sale and other liabilities. The Company has designated its cash and cash equivalents as held for trading which are measured at fair value. Accounts receivable are classified as loans and receivables and are measured at amortized cost determined using the effective interest method. Accounts payable and accrued liabilities and the bank loan are classified as other liabilities and are measured at amortized cost determined using the effective interest method.

The Company will assess at each reporting period whether a financial asset is impaired.

Certain physical sales contracts are used for the sale of oil and natural gas at fixed prices or range of prices. These physical sales contracts have been designated as normal purchase and sale contracts and are not recorded at fair value on the balance sheet. Amounts paid or received are recorded as the physical sales contracts settle.

The Company records transaction costs incurred against the related financial asset or liability acquired.
NuLoch Resources Inc.

(c)	Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and disclosure of contingent assets at the date of the consolidated financial statements. Actual results could differ from those estimates.

The amounts recorded for depletion and depreciation of petroleum and natural gas properties and associated equipment and the provision for future asset retirement obligations are based on estimates of reserves. Reserve estimates are dependent on production rates, future commodity prices and costs and other relevant assumptions. Computation of share based compensation cost includes estimates of stock price volatility. The provision for future income taxes incorporates estimates of when temporary differences are expected to reverse. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

(d)	Petroleum and natural gas properties

The Company follows the full cost method of accounting for petroleum and natural gas operations. All costs of exploring for and developing petroleum and natural gas properties and related reserves are capitalized into country cost centers. The Company has two full cost pools being its Canadian and United States property and equipment. Such costs include lease acquisition, geological and geophysical activities, lease rentals on non-producing properties, drilling of productive and non-productive wells, tangible production equipment, asset retirement costs, and that portion of general and administrative costs, including stock based compensation, directly attributable to exploration and development activities. Gains or losses on disposition of petroleum and natural gas properties are not recognized unless crediting the proceeds against the accumulated costs in the respective cost center results in a change in the rate of depletion of 20 percent or more.

Costs of acquiring unproved properties are initially excluded from the full cost pool and are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned to a property or a property is considered to be impaired, the cost of the property or the amount of impairment is added to the appropriate full cost pool.

Depletion and depreciation of the costs of petroleum and natural gas properties, excluding unproved properties net of impairment and including the estimated future costs of developing proved reserves and retiring the associated assets, are calculated by cost center using the unit-of-production method based upon estimated proved reserves, before royalties, as determined by an independent reserves evaluator. For purposes of the calculation, natural gas reserves and production are converted to equivalent volumes of petroleum based upon relative energy content.

The Company applies a cost recovery impairment test to capitalized costs by cost center. Future net revenues are estimated using expected future product prices. When the carrying value of capitalized costs within an individual cost center is determined to be unrecoverable, an impairment loss is recognized to the extent that the value of discounted future net revenues from production of proved and probable reserves plus the cost of unproved properties net of any impairment allowance exceeds the carrying value. Any such impairment loss is charged to depletion and depreciation in the period.

Administrative assets are recorded at cost and depreciated on a declining balance basis at 30 percent per annum.
NuLoch Resources Inc.

(e)	Asset retirement obligations

The Company has obligations to retire petroleum and natural gas assets such as wells, facilities and pipelines and restore land to its original state at the end of the assets’ useful lives. Expected future asset retirement costs, discounted at the Company’s credit-adjusted risk-free rate, are recorded as liabilities and increase the carrying value of petroleum and natural gas assets. Costs are estimated by management based on current regulations, technology and industry standards. The assets are subject to depletion and depreciation and the liabilities are increased as accretion expense is recognized over time.

(f)	Future income taxes

The Company uses the asset and liability method of tax allocation accounting. Temporary differences that arise between the tax basis of an asset or liability and the carrying amount on the balance sheet are used to calculate future income tax assets or liabilities. Future income tax assets or liabilities are calculated using tax rates anticipated to apply in the periods in which the temporary differences are expected to reverse. Future tax assets are recognized if it is considered more likely than not that the asset will be realized.

(g)	Flow-through shares

In accordance with tax legislation, the Company renounces deductions related to resource expenditures to the extent they have been financed through the issuance of flow-through shares. Future tax liabilities and share capital are adjusted by the estimated cost of the renounced tax deductions when qualifying expenditures are renounced to investors.

(h)	Stock based compensation plans

The Company maintains a stock option plan for its directors, officers and employees. The fair value of options granted, as estimated using the Black-Scholes valuation model, is measured at the date of grant and charged to earnings over the vesting period with a corresponding increase in contributed surplus. Consideration paid to the Company on the exercise of stock options together with amounts previously recognized in contributed surplus are credited to share capital. Forfeitures are accounted for as they occur.

(i)	Per share amounts

Basic per share amounts are calculated using the weighted average number of Class A and Class B common shares outstanding in the period. Class B shares were assumed converted into Class A shares at a rate of $10.00 divided by the greater of $1.00 and the average price for Class A common shares in the 30 trading days immediately prior to the end of the period.

Diluted per share amounts are calculated based on the treasury stock method. The dilutive effect of options is determined as if proceeds received on exercise along with the value of unamortized stock-based compensation associated with in-the-money options are used to purchase Class A shares at the average market price during the period.

(j)	Revenue recognition

Revenue from the sale of petroleum and natural gas owned by the Company is recognized when title passes to its customers and if collection of amounts owed is reasonably assured.
NuLoch Resources Inc.

(k)	Foreign currency transactions

The accounts of the Company’s self-sustaining operations in the United States are translated using the current rate method, whereby assets and liabilities are translated at period end exchange rates, while revenues and expenses are translated using average rates over the period. Translation gains and losses relating to self-sustaining operations are included in accumulated other comprehensive income as a separate component of shareholders’ equity.

Monetary assets and liabilities of the Company that are denominated in foreign currencies are translated into its functional currency at the rates of exchange in effect at the period end date. Any gains or losses are recorded in earnings.
3. Cash and cash equivalents

December 31,	2010	2009

Cash	$3,577	$3,471
Short term investments	6,096	—

	$9,673	$3,471

4. Business acquisition
The Company acquired all of the shares of Wilderness Energy Corp. on August 14, 2009 pursuant to a plan of arrangement and the Company and Wilderness amalgamated pursuant to the Business Corporations Act (Alberta) on that day. Value was ascribed to the Wilderness income tax pools in excess of the consideration given resulting in an extraordinary gain and no allocation of value to the acquired petroleum and natural gas assets. The transaction is recorded using the purchase method of accounting as follows:

Future income tax benefit	$8,462
Assumption of assets and liabilities at fair value:
Cash	2
Accounts receivable	333
Accounts payable and bank indebtedness	(296)
Office lease obligation, net of recoveries	(194)
Bank loan	(1,900)
Asset retirement obligations	(615)

5,792

Consideration
Class A common shares	3,300
Transaction costs	211

3,511

Extraordinary gain	$2,281

     The future income tax benefit of $8,462,000 is net of a valuation allowance of $6,421,000 at August 14, 2009.
NuLoch Resources Inc.

5. Property and equipment

		Accumulated
		depletion and	Net book
	Cost	depreciation	value

December 31, 2010
Petroleum and natural gas interests	$125,573	24,424	$101,149
Administrative assets	482	152	330

	$126,055	24,576	$101,479

December 31, 2009

Petroleum and natural gas interests	$68,687	15,209	$53,478
Administrative assets	179	108	71

	$68,866	15,317	$53,549

During the year ended December 31, 2010, general and administrative costs and share based compensation of $1,848,000 (2009 — $1,080,000) directly related to the acquisition, exploration and development of petroleum and natural gas reserves were capitalized.
At December 31, 2010, costs associated with unproved petroleum and natural gas properties which have been excluded from the calculation of depletion and depreciation in Canada were $2,432,000 (2009 — $3,692,000) and in the United States were $9,390,000 (2009 — $8,932,000).
At December 31, 2010, future development and asset retirement costs associated with proved reserves which have been included in the calculation of depletion and depreciation were, in Canada $45,892,000 (2009 - $10,768,000) and in the United States $51,692,000 (2009 - $6,800,000).
The carrying value of the Company’s Canadian and United States petroleum and natural gas properties were tested for impairment at December 31, 2010. The estimated undiscounted future net cash flows associated with the proved reserves plus the cost of unproved properties, net of impairments, exceeded the carrying value of property and equipment. The prices applied to the proved petroleum and natural gas reserves are based upon the benchmarks used by the Company’s independent reserve evaluators, adjusted for the Company’s quality and transportation differentials. Certain significant benchmarks are summarized in the following table:

	Oil	Oil	Natural Gas
	WTI	Edmonton	AECO Spot
Year	($U.S./bbl)	($CDN/bbl)	($CDN/mcf)

2011	85.00	82.80	3.85
2012	89.25	88.80	4.35
2013	91.55	94.05	4.95
2014	95.50	98.15	5.25
2015	102.85	105.80	5.50
Average annual increase thereafter	2.0%	2.0%	2.0%
NuLoch Resources Inc.

Property acquisitions
(i)	On January 21, 2010, the Company purchased interests in petroleum and natural gas properties in Burke County, North Dakota. The acquisition has been recorded as follows:

Net assets acquired
Petroleum and natural gas interests	$3,199
Asset retirement obligations	(4)

$3,195

Consideration
Cash	$3,195

(ii)	On October 26, 2009, the Company purchased interests in petroleum and natural gas properties in Divide County, North Dakota. As part of the consideration, the Company issued 1,000,000 Class A common shares to the vendor valued at $0.70 per share based on the trading price of the common shares on the acquisition date. The asset acquisition has been recorded as follows:

Net assets acquired
Petroleum and natural gas interests	$16,721
Asset retirement obligations	(34)

$16,687

Consideration
Cash	$15,987
Class A common shares	700

$16,687

(iii)	On May 15, 2009, the Company purchased interests in petroleum and natural gas properties at Tableland, Saskatchewan. As consideration, the Company issued 1,400,000 Class A common shares valued at $0.30 per share based on the trading price of the common shares on the acquisition date. The asset acquisition has been recorded as follows:

Net assets acquired
Petroleum and natural gas assets	$447
Future income taxes	(23)
Asset retirement obligations	(4)

$420

Consideration
Class A common shares	$420

NuLoch Resources Inc.

6. Asset retirement obligations

	2010	2009

Balance, beginning of year	$1,246	$625
Liabilities acquired on acquisitions	4	653
Liabilities disposed of through property sales	(33)	—
Liabilities incurred	207	61
Liabilities settled	(126)	(14)
Change in cash flow estimates	(46)	(143)
Change due to foreign exchange	(2)	—
Accretion expense	107	64

Balance, end of year	$1,357	$1,246

The Company estimates the total undiscounted amount of cash flows required to settle its asset retirement obligations at December 31, 2010 to be $4,473,000 (2009 — $3,655,000), which are estimated to be incurred during the years 2011 through 2047.
Expected future costs assume an inflation rate of 2 percent per annum (2009 — 2 percent per annum) and the present value of the estimated future asset retirement obligations has been calculated using a credit-adjusted risk-free rate of 8 percent per annum (2009 — 8 percent per annum).
7.	Bank loan
The Company maintains a demand revolving operating credit facility with a Canadian chartered bank. The total credit limit of the facility at December 31, 2010 was $25,000,000 and interest is charged at the bank’s prime rate plus an amount varying from 1.75 to 2.4 percent per annum. A stand-by fee is charged on undrawn portions of the facility at a varying rate from 0.15 to 0.28 percent per annum. The facility is subject to regular review by the bank and is secured by a demand fixed and floating charge debenture conveying a first charge on all of the assets of the Company.
NuLoch Resources Inc.

8.	Income taxes
The provision for income taxes differs from the amount obtained by applying the combined federal and provincial income tax rate to the loss before income taxes and extraordinary item. The difference relates to the following items:

	2010	2009

Loss before income taxes and extraordinary item	$(3,745)	$(2,701)

Statutory tax rate	28.00%	29.00%

Expected tax reduction	$(1,049)	$(783)
Stock based compensation	288	69
Change in future tax rates	40	91
Different tax rates in foreign jurisdictions	(164)	(20)
Change in valuation allowance	(301)	(1,663)
Other	4	2

Tax reduction	$(1,182)	$(2,304)

Components of the future income tax balances at December 31, 2010 and 2009 are as follows:

	2010	2009

Property and equipment	$(6,615)	$2,880
Valuation allowance	(4,515)	(4,816)
Asset retirement obligations	349	317
Share issue costs	1,185	630
Other	(4)	103
Non-capital losses (expire from 2015 to 2029)	15,980	7,409

	$6,380	$6,523

The valuation allowance relates to tax balances acquired that are in excess of estimated future net cash flows from petroleum and natural gas properties of Wilderness Energy Corp. The future net cash flows where estimated by the Company’s independent reserves evaluator at December 31, 2010 and 2009.
NuLoch Resources Inc.

9.	Share capital
(a)	Authorized, issued and outstanding

An unlimited number of Class A, Class B and Class C shares have been authorized.

	Common
	Shares	Amount

Class A common shares
Balance, December 31, 2008	30,780	$23,775

Issued pursuant to private placement	26,758	18,731
Issued pursuant to flow-through private placement	10,100	8,080
Issued on acquisitions (notes 4 and 5)	10,650	4,420
Share issue costs		(1,969)
Tax effect of share issue costs		460
Tax effect of flow-through renunciation		(1,000)

Balance, December 31, 2009	78,288	$52,497

Issued pursuant to private placement	15,870	23,012
Issued pursuant to public offering	16,210	20,262
Issued pursuant to flow-through pubic offering	5,400	8,100
Issued pursuant to Class B conversion	4,597	3,930
Issued pursuant to exercise of employee options	862	316
Issued pursuant to exercise of underwriter options	1,106	774
Reclassification from contributed surplus on exercise of options		305
Share issue costs		(4,062)
Tax effect of share issue costs		950
Tax effect of flow-through renunciation		(2,020)

Balance, December 31, 2010	122,333	$104,064

Class B common shares
Balance, December 31, 2008 and 2009	653	$3,930

Conversion to Class A shares	(653)	(3,930)

Balance, December 31, 2010	—	$—

Total share capital, December 31, 2010		$104,064

Total share capital, December 31, 2009		$56,427

NuLoch Resources Inc.

On November 2, 2010 each of the Class B common shares was exchanged for 7.045 Class A common shares. The conversion ratio was determined pursuant to the Company’s bylaws based on the trading price of the Class A common shares.
On October 14, 2010 the Company closed an equity financing issuing 16,000,000 Class A common shares at a price of $1.25 per share and 5,400,000 Class A common shares on a flow-through basis at a price of $1.50 per share for gross proceeds of $28,100,000. A further 210,000 Class A common shares were issued pursuant to this financing on November 10, 2010 for gross proceeds of $262,000.
On March 3, 2010 the Company closed a private placement for the issuance of 15,870,000 special warrants at a price of $1.45 per special warrant for total gross proceeds of $23,012,000. Each special warrant entitled the holder to one Class A common share, for no additional consideration, one business day after the date on which the receipt was issued for the final prospectus by the securities regulatory authorities, which occurred on March 15, 2010.
On October 6, 2009 the Company closed a private placement for the issuance of 10,100,000 Class A flow-through common shares at $0.80 per share and 26,758 units at $700.00 per unit for total gross proceeds of $26,811,000. Each unit consisted of 118 Class A common shares and 882 subscription receipts. Each subscription receipt entitled the holder to one Class A common share for no further consideration upon the closing of the property acquisition in Divide County that occurred on October 26, 2009 (note 5(ii)).
(b)	Employee stock option plan
Pursuant to its stock option plan and as authorized by the board of directors, the Company has issued stock options to directors, officers and employees. The options vest at the rate of one-third annually over three years and expire after five years. Options are issued at strike prices equal to or greater than the market price of the Company’s Class A shares on the date of grant.

	2010		2009
		Weighted		Weighted
		Average		Average
	Options	Exercise Price	Options	Exercise Price

Outstanding, beginning of year	7,415	$0.70	2,618	$0.82
Granted	5,290	$1.41	5,013	$0.64
Forfeited	(27)	$0.25	(166)	$0.94
Exercised	(862)	$0.37	—	—
Expired	—	—	(50)	$0.70

Outstanding, end of year	11,816	$1.04	7,415	$0.70

Exercisable, end of year	2,838	$0.80	1,498	$0.63

NuLoch Resources Inc.

Details of outstanding options at December 31, 2010 are presented in the following table:

		Remaining	Number of
	Number of	Life	Options
Exercise Price	Options	(Years)	Exercisable

$0.70	385	1.7	385
$1.15	1,218	2.2	812
$0.25	468	3.0	156
$0.20	130	3.1	43
$0.69	920	3.7	307
$0.70	3,405	3.8	1,135
$1.60	200	4.1	—
$1.56	350	4.2	—
$1.54	1,745	4.2	—
$1.31	2,995	4.8	—

	11,816	3.9	2,838

(c)	Contributed surplus

	2010	2009

Balance, beginning of year	$1,026	$444
Share based compensation cost (i)	1,728	448
Share based share issuance cost (ii)	250	134
Reclassification to share capital on exercise of options	(305)	—

Balance, end of year	$2,699	$1,026

(i)	Employees option plan
The Company estimated the weighted average fair value of options granted in the year ended December 31, 2010 at $1.00 per option (2009 — $0.34) using the Black-Scholes pricing model with a risk-free interest rate of 2.4 percent per annum (2009 — 2.5 percent per annum), an expected option life of five years (2009 — five years) and expected volatility of 90 percent (2009 — 60 percent).

(ii)	Compensation options issued pursuant to equity financing
As part of the October 14, 2010 public offering, the Company issued 648,300 compensation options to the underwriters with an exercise price of $1.25 that expire on July 14, 2011.

As part of the October 6, 2009 private placement, the Company issued 1,105,740 compensation options to the underwriter with an exercise price of $0.70. These were exercised on March 18, 2010.

The Company estimated the fair value of the compensation options granted to the underwriter at $0.39 per option (2009 — $0.12) using the Black-Scholes pricing model with a risk-free interest rate of 2.1 percent per annum (2009 — 2.5 percent per annum), an expected option life of seven months (2009 — six months) and expected volatility of 90 percent (2009 — 60 percent). The estimated fair value of $250,000 (2009 — $134,000) was recorded as a share issuance expense.
NuLoch Resources Inc.

(d)	Per share amounts

Per share amounts have been calculated on the weighted average number of shares outstanding. In 2009, the weighted average number of shares includes the effect of the potential conversion of Class B shares into Class A shares at ratio of 1:10.0 based on the average closing price of Class A shares of $0.91 in the 30 trading days prior to December 31, 2009. No Class B shares were outstanding at the end of 2010.

Options, when the exercise price is less than the average market price of the underlying security, are dilutive to net earnings per share and increase the weighted average number of Class A common shares outstanding used in calculating diluted per share amounts. In 2010, options are anti-dilutive to net loss per share and the effect of 1,057,000 additional Class A common shares is excluded from the diluted loss per share calculation. In 2009, the effect of 704,000 options are dilutive to net earnings per share.

Weighted average number of shares in the years ended December 31,

	2010	2009

Class A common shares	102,159	42,506
Class B common shares	—	653
Additional Class B assumed converted	—	5,872

Basic and diluted weighted average shares for net loss before extraordinary item	102,159	49,031

Less dilutive stock options	—	704

Diluted weighted average shares outstanding for net (loss) earnings	102,159	49,735

(e)	Capital management

The Company’s capital structure consists of its Class A common shares, bank loan and working capital. The Company’s objective is to minimize the cost of capital while balancing the interests of equity and debt holders. Adjustments are made to the structure to reflect changes in the risks associated with the Company’s petroleum and natural gas assets and prevailing economic conditions.

Interest on the bank loan floats with the prime rate that is at historically low levels making bank debt an attractive form of financing. However the loan is repayable on demand of the bank at any time. In addition, the amount of credit available is dependent upon the bank’s evaluation of the Company’s reserves and its view of future commodity prices and, therefore, is subject to fluctuation. The Company compares the total amount of bank loan, net of working capital, to the annual, or annualized, cash flow from operations before changes in working capital. Maintaining a ratio of less than 2:1 is a Company target but can be subject to significant short-term fluctuations. At December 31, 2010 and 2009 no debt was outstanding.
NuLoch Resources Inc.

10.	Financial instruments and risk management
(a)	Fair values of financial assets and liabilities

At December 31, 2010 the carrying values of cash and cash equivalents, accounts receivable, deposits, and accounts payable and accrued liabilities included on the balance sheet approximate their fair values due to their short terms to maturity.

(b)	Risks associated with financial assets and liabilities

Market risk

The Company is exposed to various risks including commodity price, foreign exchange, and interest rate. The objective of the Company is to mitigate exposure to these risks, while maximizing returns to the Company.

Commodity price and foreign exchange risk

The resource industry, by its nature is subject to rapid and wide ranging fluctuations in its commodity prices. As a result, the Company is exposed to similar fluctuations in cash flows and net earnings. Prices for oil are determined in global markets and generally denominated in $US. Natural gas prices obtained by the Company are influenced by both US and Canadian demand and the corresponding North American supply, and recently, by imports of liquified natural gas. The exchange rate effect is difficult to quantify but generally an increase in the value of the $CDN as compared to the $US will reduce the prices received by the Company for its petroleum and natural gas sales in Canada.

No commodity sales contracts were in place at December 31, 2010 and 2009.

Credit risk

Most accounts receivable are due from customers and joint venture partners in the petroleum and natural gas industry. The Company sells its production to a limited number of counterparties and has a concentration of credit risk with exposure to one or two months of sales for each product line. The risk is mitigated through the selection of large corporate marketers were possible. Most of the joint venture partners are entities with adequate financial resources. Cash calls are usually required prior to significant expenditures conducted on behalf of others. The accounts receivable are mostly in respect of daily operations and the Company often has the right to offset amounts due with the partners’ share of production.

At December 31, 2010 the Company had $948,000 of accounts receivable outstanding in excess of 90 days of which $137,000 was received subsequent to year end. $697,000 of the remaining outstanding amount is receivable from a joint venture partner in respect of well drilling and completing expenditures in 2010 that exceeded budgeted amounts. Amended budgets are being provided to the joint venture partner and collection of the overdue amounts is expected in due course. No accounts receivable were written off and no allowance for bad debt was established in the years ended December 31, 2010 or 2009.
NuLoch Resources Inc.

Liquidity risk

The Company is exposed to the risk that it may be unable to meet its obligations, carried on the balance sheet as bank loan and accounts payable and accrued liabilities, as they become due. The bank loan is made available based upon the bank’s expectation of the Company’s future cash flows that will arise from its reserves of petroleum and natural gas and is repayable, at any time, on demand of the bank. The Company uses budgets and comparisons to actual results to help ensure that current liabilities remain within manageable limits. Drilling of petroleum and natural gas wells is inherently risky and, while insurance is in place to cover certain perils, difficult operations may be encountered within the ordinary course of business that may place serious strains on the Company’s liquidity.
Interest rate risk

At December 31, 2010 and 2009, the Company had no bank debt outstanding.
11.	Related parties

A director of the Company is a lawyer whose firm provides legal counsel to the Company at market rates. During 2010 amounts totaled $322,000 (2009 — $289,000).
12.	Commitments

In October 2010 the Company issued flow-through Class A common shares in the amount of $8,100,000. In February 2011 the Company renounced these amounts of tax deductions to shareholders effective December 31, 2010 and has a commitment to incur these qualifying resource expenditures prior to December 31, 2011. As at December 31, 2010, approximately $2,866,000 of qualifying expenditures had been incurred.

The Company has an office lease obligation that expires in 2014. The amounts payable in each of the next four years are presented below:

Year

2011	$375
2012	368
2013	368
2014	71

1,182

NuLoch Resources Inc.

13.	Segmented information

The Company has one operating segment being the exploration for and development of petroleum and natural gas. The Company operates in two geographic segments being Canada and the United States.

	Year ended December 31, 2010
	Canada	United States	Consolidated

Petroleum and natural gas revenues	$14,146	$5,237	$19,383

	Year ended December 31, 2009
	Canada	United States	Consolidated

Petroleum and natural gas revenues	$8,282	$606	$8,888

	At December 31, 2010
	Canada	United States	Consolidated

Property and equipment	$63,679	$37,800	$101,479

	At December 31, 2009
	Canada	United States	Consolidated

Property and equipment	$36,846	$16,703	$53,549

NuLoch Resources Inc.

14.	Reconciliation of financial statements to United States generally accepted accounting principles (U.S. GAAP)
The consolidated financial statements have been prepared in accordance with Canadian GAAP. Any differences in accounting principles to U.S. GAAP as they pertain to the accompanying financial statements are not material except as described below. All adjustments arise from measurement differences. Disclosure differences are not noted.

Consolidated Statements of Operations — U.S. GAAP

Years ended December 31, 2010 and 2009

	Notes	2010	2009

Net (loss) earnings per Canadian GAAP		$(2,563)	$1,884
Adjustments
Depletion, depreciation and impairment	(i )	1,015	(17,283)
General and administration expense	(ii)	—	(211)
Extraordinary item	(ii)	—	(2,281)
Gain on acquisition of Wilderness Energy Corp.	(ii)	—	8,559
Future income tax reduction	(iii)	(1,397)	5,381

Net loss per U.S. GAAP		(2,945)	(3,951)
Other comprehensive loss	(v )	(1,283)	(246)

Comprehensive loss per U.S. GAAP		(4,228)	(4,197)

Net loss per share per U.S. GAAP, basic and diluted		(0.03)	(0.08)

Consolidated Balance Sheets — U.S. GAAP
As at December 31, 2010

		Canadian		U.S.
	Notes	GAAP	Adjustment	GAAP

Assets
Property and equipment	(i )	$101,479	$(31,745)	$69,734
Future income taxes	(ii, iii)	6,380	8,915	15,295

Liabilities and Shareholders’ Equity

Deferred premium on flow-through shares	(iv)	—	1,350	1,350
Share capital	(ii, iv)	104,064	3,106	107,170
Accumulated other comprehensive loss	(v )	(1,795)	270	(1,525)
Deficit		(538)	(27,556)	(28,094)

NuLoch Resources Inc.

As at December 31, 2009

		Canadian		U.S.
	Notes	GAAP	Adjustment	GAAP

Assets
Property and equipment	(i )	$53,549	$(33,147)	$20,402
Future income taxes	(ii, iii)	6,523	9,451	15,974

Liabilities and Shareholders’ Equity

Deferred premium on flow-through shares	(iv)	—	1,010	1,010
Share capital	(ii, iv)	56,427	2,436	58,863
Accumulated other comprehensive loss	(v )	(278)	32	(246)
Retained earnings (deficit)		2,025	(27,174)	(25,149)

(i)	As required under U.S. GAAP, the carrying value of petroleum and natural gas interests, net of future income taxes, is limited to the present value of net revenue from proven reserves after tax, discounted at 10 percent. Commodity prices used are those that represent an average of the prices on the first day of each month in the calendar year. As a result of applying the U.S. GAAP full cost ceiling test at December 31, 2010, a before-tax write-down of $640,000 was recorded (2009 — $18,192,000).

As a result of using proven reserves determined using constant dollars to calculate depletion and the lower depletion base resulting from the above noted write-downs, depletion and depreciation expense under U.S. GAAP is $1,655,000 less in 2010 (2009 — $909,000) than Canadian GAAP.

Cumulative U.S. GAAP adjustments resulted in a decrease in property and equipment to December 31, 2010 of $31,745,000 (2009 — $33,147,000). These adjustments are a result of U.S. GAAP impairment write-down’s of $45,429,000 (2009 — $44,789,000) offset by lower accumulated depletion and depreciation under U.S. GAAP and an increase to the cost of property and equipment from a 2009 acquisition (note 14(ii)).

(ii)	The acquisition of Wilderness Energy Corp. (“Wilderness”) in August 2009 has been restated for the following U.S. GAAP differences:

- The estimated fair value of the acquired property and equipment has been recognized on the balance sheet at $8,969,000. This decreased the future tax asset by $2,242,000.

- The shares of the Company that were issued to acquire Wilderness have been valued at the closing date of the acquisition versus the announcement date resulting in an increase to share consideration paid of $660,000.

- Capitalized transaction costs have been expensed in the amount of $211,000.

- As a result of the above U.S. GAAP adjustments, the gain recorded on the acquisition has increased by $6,278,000 and is not considered an extraordinary item under U.S. GAAP.

(iii)	The increase in future income taxes reduction is a result of the adjustment noted in 14(iv) along with the tax effect of the adjustments made to the Company’s net loss under U.S. GAAP.
NuLoch Resources Inc.

(iv)	U.S. GAAP requires share capital to be recorded at fair value excluding the premium received on flow-through shares. Therefore, the premium received on the issuance of flow-through shares is recorded as a liability until the tax benefits are renounced to shareholders, at which time a deferred income tax liability is recognized through the income statement. The following adjustments have been recorded for U.S. GAAP:

- A deferred premium liability in the amount of $1,350,000 has been recognized at December 31, 2010 (2009 — $1,010,000).

- Share capital at December 31, 2010 has increased by $2,446,000 (2009 — $1,776,000).

(v)	Other comprehensive loss for the year ended December 31, 2010 decreased by $234,000 (2009 - $32,000) due to the decrease in the net assets of NAC under U.S. GAAP.
15.	Subsequent event

On January 19, 2011, the Company entered into an agreement to be acquired by Magnum Hunter Resources Corporation (“Magnum”) that was unanimously approved by the boards of directors of both organizations. The transaction is expected to be completed through a plan of arrangement (the “Arrangement”) whereby shareholders of NuLoch common shares will receive 0.3304 of a common share of Magnum. The Arrangement is subject to approval in court and by the Company’s and Magnum’s shareholders. Upon completion of the Arrangement, NuLoch will be an indirect wholly owned subsidiary of Magnum.
NuLoch Resources Inc.